                          Offer to Purchase for Cash
                    All Outstanding Shares of Common Stock
                                      of
                              Balance Bar Company
                                      by
                             BB Acquisition Corp.
                         a wholly owned subsidiary of
                               Kraft Foods, Inc.


 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
       TIME, ON FRIDAY, FEBRUARY 25, 2000, UNLESS THE OFFER IS EXTENDED.


To Our Clients:

   Enclosed for your consideration is the Offer to Purchase dated January 28, 2000 (the "Offer to Purchase") and a related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") in connection with the offer by BB Acquisition Inc., a Delaware corporation (the "Purchaser") and a wholly owned subsidiary of Kraft Foods, Inc., a Delaware corporation ("Parent"), to purchase all outstanding shares of common stock, par value $0.01 per share (the "Shares"), of Balance Bar Company, a Delaware corporation (the "Company") at a purchase price of $19.40 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the Letter of Transmittal enclosed herewith.

   We are the holder of record of Shares for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The enclosed Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

   We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer to Purchase. Your attention is invited to the following:

     1. The offer price is $19.40 per Share, net to you in cash, without interest.

     2. The Offer is being made for all outstanding Shares.

     3. The Offer is being made pursuant to an Agreement and Plan of Merger, dated as of January 20, 2000 (the "Merger Agreement"), among Parent, Purchaser and the Company. The Merger Agreement provides, among other things, that Purchaser will be merged with and into the Company (the "Merger") following the satisfaction or waiver of each of the conditions to the Merger set forth in the Merger Agreement.

     4. The Board of Directors of the Company has unanimously approved the Merger Agreement, the Offer and the Merger and determined that the Offer and the Merger are fair to, and in the best interests of, the Company and its shareholders. The Board of Directors of the Company recommends that you tender your Shares pursuant to the Offer and approve and adopt the Merger Agreement.

     5. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on Friday, February 25, 2000 (the "Expiration Date") unless the Offer is extended.

     6. Any stock transfer taxes applicable to the sale of Shares to Purchaser pursuant to the Offer will be paid by Purchaser, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

   The Offer is conditioned upon, among other things, (i) there being a validly tendered in accordance with the terms of the Offer and not withdrawn prior to the Expiration Date of the Offer a number of Shares which, together with the Shares owned by Kraft or Purchaser, represents more than 50% of the outstanding Shares and (ii) the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. The Offer is also subject to the satisfaction of certain other terms and conditions. See Section 17--"Certain Conditions to the Offer" in the Offer to Purchase.

   The Offer is made solely by the Offer to Purchase and the related Letter of Transmittal and is being made to all holders of Shares. Purchaser is not aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If Purchaser becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of Shares pursuant thereto, Purchaser shall make a good faith effort to comply with such state statute or seek to have the such statute declared inapplicable to the Offer. If, after such good faith effort, the Purchaser cannot comply with such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) holders of Shares in such state. In those jurisdictions where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of the Purchaser by Credit Suisse First Boston Corporation in its capacity as Dealer Manager for the Offer or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

   If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing and returning to us the instruction form set forth on the reverse side of this letter. An envelope to return your instructions to us is also enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the reverse side of this letter. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the expiration of the Offer.

                       Instructions with Respect to the
                          Offer to Purchase for Cash
                    All Outstanding Shares of Common Stock
                                      of
                              Balance Bar Company
                                      by
                             BB Acquisition Corp.
                         a wholly owned subsidiary of
                               Kraft Foods, Inc.

   The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated January 28, 2000 and the related Letter of Transmittal of BB Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of Kraft Foods, Inc., a Delaware corporation, to purchase all outstanding shares of common stock, par value $0.01 per share (the "Shares"), of Balance Bar Company at a purchase price of $19.40 per Share, net to the seller in cash, without interest thereon upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal.

   This will instruct you to tender to the Purchaser the number of Shares indicated below (or, if no number is indicated below, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal.


 Number of Shares to Be Tendered:* _____


Account No.: __________________________
Dated: _________________________ , 2000

                                                      SIGN HERE
                                       _______________________________________
                                       _______________________________________
                                                    Signature(s)
                                       _______________________________________
                                       _______________________________________
                                       _______________________________________
                                       _______________________________________
                                            Print Name(s) and Address(es)
                                       _______________________________________
                                       _______________________________________
                                       _______________________________________
                                          Area Code and Telephone Number(s)
                                       _______________________________________
                                          Taxpayer Identification or Social
                                                 Security Number(s)

*Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.